BDO

Tel : +852 2541 5041
Fax: +852 2815 2239
www.bdo.com.hk

25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong

電話：+852 2541 5041
傳真：+852 2815 2239
www.bdo.com.hk

香港干諾道中111號
永安中心25樓

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hollysys Automation Technologies Limited
No.2 Disheng Middle Road
Beijing Economic-Technological Development Area,
Beijing,
P.R. China, 100176

We hereby consent to the incorporation by reference in the Registration Statement of our report dated September 30, 2009, relating to the consolidated financial statements of Hollysys Automation Technologies Limited, appearing in the Company's Annual Report on Form 20-F for the year ended June 30, 2009.

BDO Limited
Hong Kong, November 24, 2010